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                                                          EXHIBIT 10.1
                     REVOLVING LOAN AGREEMENT


    THIS REVOLVING LOAN AGREEMENT (the "Agreement") is made this 8th day of September, 1995, by and between PEOPLE'S BANK, a banking corporation organized and existing under the laws of the State of Connecticut (the "Bank), and COGNITRONICS CORPORATION, a corporation organized and existing under the laws of the State of New York, having its principal place of business and chief executive office at 3 Corporate Drive, Danbury, Connecticut 06810 (the "Borrower").

    PREMISES: The Borrower has applied to the Bank for a $1,000,000.00 revolving line of credit, to fund its ongoing working capital requirements. The Bank has agreed to provide this line of credit, subject to the terms and conditions set forth herein.

    The parties agree that it is necessary and desirable to structure this transaction in a manner that will afford the Bank continuous and timely access to financial records and other relevant information relating to the Borrower's business activities and financial condition. Compliance with all of the reporting requirements contained in this Agreement is acknowledged by the Borrower as being of the highest importance to the Bank. Moreover, the Bank is willing to enter into this transaction only if it is given the discretion to determine when terms and conditions herein are satisfied, when and in what amounts future loan advances are to be made and when, to what extent and by whom actions designed to preserve its collateral position are to be taken.

    NOW, THEREFORE, the parties mutually agree, represent and warrant as follows:

                      ARTICLE I. DEFINITIONS

    As used herein and in any certificate, report or document made or delivered pursuant to this Agreement, the following terms shall have the meanings hereinafter respectively assigned (with terms defined in the singular having comparable meanings when used in the plural and vice versa, and with the pronouns "he", "she", and "it", and comparable terms, deemed to include entities of any gender):


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                   (a)  Unless otherwise specifically defined herein,
       the terms "accounts", "documents", "equipment",
       "fixtures", "general intangibles", "goods", "instruments",
       "inventory", "proceeds", "products" and all other terms defined in the Uniform Commercial Code as adopted by the State of Connecticut in Title 42(a) of the Connecticut
       General Statutes, as amended (the Connecticut Uniform
       Commercial Code), shall have the meanings respectively assigned to such terms in the Connecticut Uniform
       Commercial Code.

                   (b)  The term "affiliate" of another person means
       (i) a person which, directly or indirectly, controls or is controlled by or is under common control with such other person; (ii) if such other person is a corporation, a person that holds, owns or controls, directly or indirectly, the power to vote or to effect a disposition of 10% or more of any class of equity securities of such corporation, or holds a 10% or greater interest in the net income or net assets of such corporation (or a comparable interest in any such other person that is an unincorporated association); (iii) any officer, director, partner or employee of such other person; or (iv) if such other person is an individual, any relative or spouse of such other person, or any relative of such spouse, who has the same home as such other person. The term affiliate of Borrower shall specifically include Dacon Electronics, Plc, Dacon Electronics Corp., Stamford
       Crescent Corp., American Computer Corporation, and Reed Printing, Inc. For purposes of this definition, "control", including its correlative terms, as used with respect to any corporation, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                   (c) The term "Capital Expenditure" means any expenditure for the purchase, lease or rental of fixed or capital assets (including, but not limited to, the purchase, construction, and rehabilitation of equipment or other physical assets).

                   (d)  The term "Collateral" is defined in Section
       3.01.

                   (e)  The term "Cash Accounts" is defined in Section
       2.06.



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                   (f)  The term "Commitment Amount" is defined in
       Section 2.01.

                   (g) The term "Capital Funds" means the consolidated Tangible Net Worth of the Borrower, plus loans to the Borrower that are subordinated to the Obligations, and minus loans to officers and employees.

                   (h) The term "current assets" means the assets treated as current assets in accordance with generally accepted accounting principles consistent with those used in the preparation of the Financial Statements.

                   (i) The term "current liabilities" means the liabilities treated as current liabilities in accordance with generally accepted accounting principles consistent with those used in the preparation of the Financial Statements, including without limitation (i) obligations payable on demand or within one year after the date on which the determination is made, and (ii) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are receivable or extendable at the option of the Borrower to a date more than one year from the date of determination.

                   (j) The term "Eligible Receivables" mean Borrower's accounts receivable which are outstanding fewer than 91 days from original invoice date, provided that each such receivable:
       (i) represents an undisputed bona fide indebtedness incurred by a customer of Borrower in the amount indicated on the invoice evidencing the receivable, with respect to a sale and delivery of merchandise or the performance of work, labor or services rendered or to be rendered by Borrower upon specified terms no greater than net forty-five (45) days; (ii) is not due from an affiliate, subsidiary, officer or employee of Borrower or any of its successors or assigns; (iii) is not a contra or offset account; (iv) is assignable; (v) is the obligation of a solvent account debtor (or guarantor) having a principal place of business in the United States or Canada; (vi) is not now, nor shall at any time become, contingent upon the fulfillment of any contract, additional performance or condition whatsoever, and is not subject to any defense,


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       offset, or counterclaim; (vii) is not represented by any
       note or other negotiable instrument, except such as have been endorsed and delivered by the Borrower to the Bank simultaneously with the submission to the Bank by Borrower of a confirmatory assignment schedule; (viii) does not arise from a transaction which violates any applicable law, regulation or ordinance; and (ix) is not specified hereafter individually or categorically by the Bank in its sole and unfettered discretion as unacceptable.

                   (k) The term "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the rules, interpretations and regulations thereunder, as the same shall be in effect.

                   (l)  The term "Event of Default" is defined in
       Section 6.01.

                   (m) The term "Financial Statements" means the consolidated financial statements of the Borrower, dated as of December 31, 1994, as audited by Ernst & Young LLP, the Borrower's independent accountants.

                   (n) The terms "generally accepted accounting principles" and "GAAP" mean generally accepted accounting principles as defined by the Financial Accounting
       Standards Board.

                   (o)  The term "Guarantors" shall mean Dacon
       Electronics Corp. and Stamford Crescent Corp., pursuant to their written guaranties of the Obligations of even date herewith.

                   (p) The term "Indebtedness" means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

             (i) All items of indebtedness or liability which, according to generally accepted accounting principles, should be included in a balance sheet as at the date on which the liabilities are to be determined;

             (ii) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;


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             (iii) All indebtedness (contingent or otherwise) in
             effect guaranteed, directly or indirectly, through agreements: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, projects, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor; and

             (iv) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned by the obligor or acquired subject thereto, whether or not the liabilities secured thereby have been assumed;

                   (q) The term "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or other similar juridical entity.

                   (r) The term "Prime Rate" shall mean the per annum rate of interest designated by the Bank from time to time as its prime rate, which may not necessarily be the Bank's lowest or best rate. The Prime Rate may be determined and re-determined on a daily basis, and each change in the Prime Rate shall be effective on and following the date of such change without notice or demand to the Borrower, until again changed by the Bank.

                   (s) The term "Obligations" means the obligation of the Borrower:

                   (i) To pay the principal and interest on the Revolving Loan in accordance with the terms hereof, whether resulting from extensions of credit prior to or after the occurrence of an Event of Default, and to satisfy all of its other Indebtedness owed to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

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                   (ii)  To reimburse to the Bank all amounts
             advanced by the Bank hereunder or otherwise to or on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral, or any other amounts expended in connection with any property securing all or any portion of the Obligations;

                    (iii)  To indemnify the Bank against, and to
             hold it harmless from, any and all liabilities, damages, losses incurred by, imposed upon, or sustained by the Bank in protecting, taking possession of, collecting, liquidating, or otherwise realizing upon the Collateral or in exercising any other rights or utilizing any other remedies provided in this Agreement or afforded by any applicable Laws, except such liabilities, damages, or losses resulting from the Bank's own gross negligence or willful misconduct.

                    (iv)  To reimburse the Bank for all of the
             Bank's expenses and costs, including the reasonable fees and expenses of its counsel and consultants, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the other documents required hereunder.

             (t)   The term "person" shall include natural
       persons, corporations, associations, companies, partnerships, business trusts and other unincorporated business organizations.

             (u)   The term "Revolving Loan" is defined in
       Section 2.01 hereof.

              (v)  The term "Security Agreement" is defined in
       Section 3.01 hereof.

             (w) The term "subsidiary" means any corporation or other business entity of which more than fifty percent (50%) of the outstanding voting securities or interest shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

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             (x)  The term "Tangible Net Worth" of Borrower
       means, at a particular date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of Borrower at such date; provided, however, that such amounts are to be net of the amounts carried on the books of Borrower for: (i) any write-up in book value of any assets of Borrower resulting from a revaluation after the date hereof; (ii) treasury stock; (iii) unamortized debt discount and expense; (iv) any cost of investments in excess of net assets acquired at any time by Borrower; (v) patents, patent applications, copyrights, trademarks, trade names, and other like intangibles; and (vi) good will, research, development or experimental expenses, and organizational expenses.

                   ARTICLE II.  REVOLVING LOAN

        Section 2.01. Amount and Terms. Subject to the satisfaction of the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Bank may, in its sole and unfettered discretion, subject to the provisions of this Agreement, and specifically with respect to the eligibility criteria set forth below, extend to the Borrower on a revolving basis (the "Revolving Loan"), from time to time, an amount or amounts not exceeding the lesser of the following amounts (the "Commitment Amount"):
   (i) One Million and 00/100 ($1,000,000.00) Dollars; or (ii) an amount equal to the value of seventy (70%) percent of Eligible Receivables. The unpaid principal and all accrued and unpaid interest shall become due and payable in full, upon DEMAND by the Bank, but in no event later than September 1, 1996 (the "Maturity Date"). The Borrower may from time to time repay any portion of the Revolving Loan without penalty or premium, in which event the principal amount repaid may again become available for advance subject to the conditions set forth herein. In the event that the Bank honors requests for loans or advances with the result that the outstanding principal balance exceeds the maximum amount set forth above, the entire outstanding principal balance shall be subject to and governed by the terms and conditions hereof and shall be repaid at the time provided for in this Section 2.01. To the extent the Borrower requests that a portion of the Revolving Loan be employed to fund letters of credit, acceptances, certifications or the like, the Bank reserves the right to impose any conditions or procedures in respect of such funding, in addition to those conditions or procedures for advances hereunder.

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        Section 2.02.  Interest.  All amounts outstanding under
   the Revolving Loan shall bear interest at the Bank's Prime Rate plus one (1%) percent. Interest shall be charged monthly in arrears on the daily unpaid Revolving Loan balance and shall be payable on the first business day of each month. Interest shall be computed on the basis of a 360-day year and paid for actual days elapsed. Upon demand, whether after the Maturity Date or otherwise, all amounts due under the Revolving Loan shall bear interest at a rate two (2%) percent in excess of the otherwise applicable rate provided for in this Section 2.02.

        Section 2.03. Records. The unpaid principal amount of the Revolving Loan, the unpaid interest, costs and expenses accrued thereon, the interest rate or rates applicable to such unpaid principal amount, and the duration of such applicability, shall at all times be ascertained from the records of the Bank, which records shall be conclusive absent manifest error.

        Section 2.04. Loan Balance. The Bank shall send the Borrower monthly statements setting forth all amounts due hereunder as at the end of the prior month and itemizing daily transaction activity during the prior month. These statements shall be deemed to be correct and conclusively binding on the Borrower, unless the Borrower notifies the Bank to the contrary within fifteen days of its receipt of such statement and establishes to the satisfaction of the Bank that such statement is incorrect.

        Section 2.05. Right to Charge Account. The Bank, at its option, may effect the payment of any amount due by charging the Borrower's account or an account of any affiliate or subsidiary of the Borrower held with the Bank. This right does not affect the Borrower's obligation hereunder to make timely payments or require the Bank to exercise such option.

    Section 2.06. Advances, Conditions Precedent to Advances and Procedures.

        (a) Upon the terms and subject to the conditions herein set forth, the Bank may from time to time make advances to the Borrower under the Revolving Loan up to an aggregate principal amount at any one time outstanding not to exceed the Commitment Amount. Advances to the Borrower hereunder shall be made by the Bank for deposit in one or more checking accounts ("Cash Accounts") which Borrower shall maintain with the Bank.

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        (b)  The Borrower shall give the Bank written or facsimile notice of each proposed advance no later than 11:30 A.M. on the day in which such proposed advance is to be made. Each such notice of proposed advance shall specify the date and the amount of the requested advance, and shall be accompanied by (i) a completed Borrower Base Certificate in the form of Exhibit 2.06 attached hereto, and (ii) an accounts receivable aging report. In the event that it approves a requested advance, the Bank shall make such advance by crediting the Borrower's Cash Accounts in the amount thereof as set forth herein.

        (c) The Borrower acknowledges and agrees that the Bank may, in its sole and unfettered discretion, make or refuse to make any advances under the Revolving Loan and, to the extent that any advance request is considered by the Bank, it will be subject, among other things, to the following conditions precedent being met: (i) that the Borrower has complied with all provisions contained herein; (ii) the continued truth and accuracy of all representations and warranties contained herein;
   (iii) the absence of any enumerated Events of Default; and (iv) the issuance or securing of such other approvals, opinions and documents as the Bank may reasonably request.

        Section 2.07.  Repayment of Revolving Loan Overadvance.
   It is the intention of the Borrower and the Bank that the outstanding principal amount of the Revolving Loan shall at no time exceed the Commitment Amount. If, at any time, an excess shall for any reason exist, the Borrower shall repay to the Bank forthwith, without notice or demand, such amount as shall be necessary to eliminate such excess.

        Section 2.08. Facility Fee. The Borrower agrees to pay to the Bank a facility fee (the "Facility Fee") of Six Thousand Five Hundred and 00/100 ($6,500.00) Dollars, payable on or before the date of this Agreement.

                     ARTICLE III.  COLLATERAL

        Section 3.01. Security Interest. To secure the payment and performance of all Obligations of the Borrower to the Bank, the Borrower has granted to the Bank a continuing security interest in, inter alia, all of its inventory, machinery, equipment, goods, contract rights, accounts, fixtures, documents, instruments, money, deposit accounts, chattel paper, general intangibles and other personal property, both presently existing and hereafter acquired or arising, and all cash and non-cash proceeds (including proceeds of insurance policies, payable by reason of loss or damage to the foregoing collateral) and products thereof (collectively, the "Collateral"). This continuing security interest is evidenced by a Security Agreement (the "Security Agreement"), dated of even date herewith.

        Section 3.02.  Stock Pledge.  To further secure the
   payment and performance of all Obligations of the Borrower to the Bank, the Borrower has pledged to the Bank its capital stock in Dacon Electronics, PLC. This pledge is evidenced by a Stock Pledge Agreement (the "Pledge Agreement"), dated of even date herewith.

        Section 3.03. Affiliate Security Interests. To further secure the payment and performance of all Obligations to the Bank, the Guarantors shall secure their guarantees of such obligations by granting the Bank a continuing security interest in all of their assets.


           ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

    To induce the Bank to enter into this Agreement, the Borrower hereby represents and warrants as follows:

        Section 4.01. Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York; and the Borrower has the corporate power and authority to own its own properties and assets and to carry on its business as now being conducted, and is qualified to do business in every jurisdiction wherein such qualification is necessary, which jurisdictions are listed on Schedule 4.01.

           Section 4.02. Authority of Borrower. The Borrower has the corporate power and authority, and has taken all requisite corporate action, to execute, deliver and perform this Agreement, to borrow hereunder, and to execute and deliver all documents and instruments required to be furnished by the Borrower hereunder.

    Section 4.03.  Subsidiaries/Business Affiliates/Trade
   Names. Schedule 4.03 sets forth a list of all subsidiaries, corporate affiliates and unincorporated business affiliates of the Borrower, their respective jurisdictions of incorporation and/or operation and the basis for their affiliation as of the date hereof. Each subsidiary and corporate affiliate of Borrower, is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has the lawful power to own its properties and to engage in the business it conducts and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the property owned by it requires such qualification. The states in which each such subsidiary and corporate affiliate is qualified to do business are also listed in Schedule 4.03. All of the issued and outstanding shares of the capital stock of each subsidiary and corporate affiliate have been duly and validly authorized and issued and are fully paid and nonassessable, and no options or rights have been granted for the sale or other disposition of such shares of stock. Neither the Borrower nor any of its subsidiaries, corporate affiliates or unincorporated business affiliates operates or does business under any assumed, trade or fictitious name, except as set forth in Schedule 4.03. The addresses of the places of Borrower's, and its subsidiaries, corporate affiliates and unincorporated business affiliates' businesses are also listed in Schedule 4.03.

        Section 4.04. Binding Effect. The execution, delivery and performance of this Agreement, and all such other agreements, documents and instruments as may be required hereunder, will not violate any Laws, the Certificate of Incorporation or Bylaws of the Borrower and will not conflict with or violate, result in a breach of or constitute a default under, any indenture, agreement or other instrument to which the Borrower is a party or by which Borrower or any of its properties or assets are bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or constitute grounds for the acceleration of any performance or compliance obligation of the Borrower under any such indenture, agreement or instrument. When so executed and delivered, this Agreement, and all other related agreements, documents and instruments, shall constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

        Section 4.05. Absence of Adverse Change; Financial Statements. There have been no material adverse changes in either the Borrower's consolidated or nonconsolidated financial condition or operations since December 31, 1994, the date of the Financial Statements. The Financial Statements are correct and complete, and fairly present the financial condition and operations of the Borrower, and its consolidated entities as at December 31, 1994, and for the year then ended, and were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior fiscal years.

        Section 4.06 Status of Collateral. Borrower has good and marketable title to its business premises and its accounts, inventory, machinery, equipment, goods, contract rights, fixtures, instruments, money, deposit accounts, chattel paper, general intangibles, documents and such other of its property and assets which individually or in the aggregate are material to the business of the Borrower, and none of such properties or assets are subject to any lien, lease, charge or encumbrance, other than those in favor of the Bank or described in Schedule
   4.06 hereto.

        Section 4.07. Litigation. Except as listed and described in Schedule 4.07 attached hereto, there is no litigation or administrative investigation or proceeding pending or threatened against the Borrower, nor is the Borrower aware of any facts which justify the institution of such litigation or proceeding, whether or not covered by insurance, and the Borrower is not in default with respect to any outstanding judgment, writ, order or decree issued by any court or governmental agency. Schedule
   4.07 sets forth the maximum liability, penalty or damages that may be or has been incurred by Borrower in respect of each enumerated litigation, investigation, proceeding, judgment, writ, order or decree. Unless otherwise indicated in Schedule 4.07, the Borrower has insurance which will provide full coverage for any awards or judgments which may result or has resulted from any actions or proceedings against the Borrower described in such schedule. For purposes of this Section 4.07 only, the term "threatened" shall mean that a potential claimant has manifested to Borrower an awareness and present intention to assert a claim or assessment.

        Section 4.08. Absence of Default. The Borrower is not in default in any material respect in the performance of or compliance with any covenant or condition of any material agreement or obligation to which the Borrower is a party or by which it is bound.

        Section 4.09. Taxes. The Borrower has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by the Borrower, to the extent that such taxes have become due, and the Borrower has no knowledge of any material liability (or basis therefor) for any tax to be imposed on the

   Borrower, or any of its assets or properties for which adequate provision has not been made in the Financial Statements.

       Section 4.10. ERISA Compliance. The Borrower and each of its affiliates is in compliance in all material respects with all applicable provisions of ERISA. Except as otherwise set forth in Schedule 4.10 attached hereto, neither a reportable event nor a prohibited transaction has occurred and is continuing with respect to any employee benefit plan established or maintained by or on behalf of the Borrower; no notice of intent to terminate any such plan has been filed, nor has any such plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint the trustee to administer, any such plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any affiliate has completely or partially withdrawn from any multiemployer/employee benefit plan; the Borrower and each of its affiliates has met its minimum funding requirements under ERISA with respect to all of its and/or their employee benefit plans; and neither the Borrower nor any of its affiliates has incurred any liability to the PBGC under ERISA, outside of the ordinary course of the administration of its and/or their employee benefit plans.

        Section 4.11. Hazardous Wastes. To the best of its knowledge, the Borrower has never discharged, generated, used or stored any hazardous wastes as defined in the Code of Federal Regulations (hereinafter "CFR") at 40 CFR Part 261 or in Connecticut General Statutes Section 22a-115 and regulations thereunder, or any other substance that may pose a present or potential hazard to human health or the environment when improperly disposed of, treated, stored, or generated, except as otherwise listed on Schedule 4.11 attached hereto. Any and all discharges and releases of any substances to the air, ground and/or water caused by, attributable to, or in any way related to the Borrower, as identified in Schedule 4.11, have at all times been within all applicable limits and restrictions set by applicable laws, or by applicable permits or other similar grants of governmental approval or permission. Except as otherwise set forth in Schedule 4.11, and to the best of its knowledge, none of the Borrower's property or property adjacent thereto, has ever been the site of any lagoons, surface impoundments or similar uses; nor of a dump, landfill or other waste treatment facility; nor of a dry cleaning facility, furniture stripping facility, gasoline station, auto body repair shop, or painting facility. To the best of its knowledge, neither the Borrower, nor any person controlled by the Borrower, has ever been named in any clean-up order or other order of the United States Environmental Protection Agency, the Department of Environmental Protection of Connecticut, or any other state agency.

        Section 4.12. Capital Stock. To the best of Borrower's knowledge, schedule 4.12 sets forth the beneficial owners holding in excess of five (5%) percent of the Borrower's capital stock.

        Section 4.13. Accuracy of Disclosure. Neither this Agreement nor any document, certificate, agreement, schedule, exhibit or writing supplied to the Bank pursuant to this Agreement or with respect to the transactions contemplated herein, contains any untrue statement of material fact, or omits to state any material fact necessary to make the statements herein or therein not misleading.

        Section 4.14. Other Material Agreements. The Borrower is not a party to any agreement, indenture or other instrument, nor is it subject to any other corporate restriction, which now or in the future may have a material adverse effect on its business, properties, assets, operations or condition, financial or otherwise. The Borrower is not a party to, nor is it bound by, any contract, agreement or instrument, or subject to any restrictions, materially affecting its ability (financial or otherwise) to perform the Obligations, or any other covenant, agreement or undertaking contemplated hereunder.

        Section 4.15. Compliance with Laws. The Borrower, to the best of its knowledge, has complied with all applicable Laws in respect of its business, including but not limited to (i) any restrictions, specifications or other requirements pertaining to products that the Borrower manufactures or sells or to the services it performs; and (ii) the use, maintenance and operation of the real and personal properties owned or leased by it in the conduct of its business.

        Section 4.16. Trademarks, Patents, Etc.. The Borrower, to the best of its knowledge, possesses all the trademarks, trade names, copyrights, patents, licenses, or rights therein, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the material rights or claimed rights of others.

        Section 4.17. Survival of Representations. All representations made in connection herewith shall be deemed to be relied upon by the Bank, notwithstanding any investigation hereinbefore or hereinafter made and shall survive as long as any of the Obligations remain outstanding. Upon full satisfaction of all Obligations and the termination of the

   Revolving Loan, whether arising under this Agreement or any other written agreement with the Bank, the representations and warranties of the Borrower shall terminate and be of no further force and effect. By requesting the Bank for a loan or upon securing an advance hereunder, the Borrower shall be deemed to warrant that all of the representations and warranties contained in this Agreement are true and correct as of the date of such request and/or advance.

         ARTICLE V.  COVENANTS AND CONTINUING AGREEMENTS

        Section 5.01. Affirmative Covenants. The Borrower hereby covenants and agrees, from the date hereof and until payment in full of the principal of, and the interest, costs and expenses on, the Revolving Loan and the termination of this Agreement, unless the Bank shall otherwise consent in writing, that it shall perform and observe or cause to be performed or observed, the following covenants and agreements:

             (a) Punctual Payment. Pay the principal of, and interest, costs and expenses, on the Revolving Loan at the place and in the manner stated herein.

             (b)  Payment of Taxes, etc.  Pay all taxes,
       assessments, governmental charges or levies imposed upon the Borrower or upon its income or profits or upon any properties belonging to it, prior to the date on which interest or penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower, provided that the Borrower, shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books such reserves as the Bank may deem necessary with respect to any such tax, assessment, charge, levy or claim so contested; and, furthermore, deposit all payroll taxes with the Bank.

             (c)  Financial Information:  Furnish to the Bank:

             (i) Within fifteen (15) days after the end of each calendar month, and with each request for an advance, a Borrowing Base Certificate in the form of Exhibit 2.06 attached hereto, and an accounts receivable aging report as of the end of such month.

             (ii)  Within forty-five (45) days after the
       expiration of each fiscal quarter, consolidated and

PAGE <16>
       consolidating balance sheets of the Borrower and its subsidiaries, as of the close of such quarter, and consolidated and consolidating statements of income, retained earnings, and cash flows for such quarter, all internally prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding quarter (or accompanied by disclosure of the effect on the financial position or results of operations of the Borrower or its subsidiaries of any change in the application of the accounting principles during such period).

             (iii)  Within forty-five (45) days after the
       expiration of each fiscal quarter of the Borrower, a copy of the Borrower's Form 10-Q for such quarter, as filed with the United States Securities and Exchange Commission.


             (iv) Within ninety (90) days after the close of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its subsidiaries as of the close of such fiscal year and consolidated and consolidating statements of income and cash flows for such fiscal year, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding fiscal year (or accompanied by disclosure of the effect on the financial position or results of operations of the Borrower or its subsidiaries of any change in the application of the accounting principles during that year), and accompanied by an audit report of Ernst & Young, LLP or such firm of independent certified public accountants as is selected by the Borrower and acceptable to the Bank.

             (v) Within ninety (90) days after the close of each fiscal year of the Borrower, a copy of the Borrower's
       Form 10-K for such year, as filed with the United States
       Securities and Exchange Commission.

             (vi)  With each of the reports and financial
       statements required by the foregoing paragraphs (ii) and
       (iv), a certificate of the President of Borrower stating he has reviewed the provisions of this Agreement and that a review of the activities of the Borrower during such period or as of such date, as the case may be, has been made by him or under his supervision with a view to determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under this Agreement, and to the best of his knowledge, the Borrower has observed and performed each and every undertaking contained in this Agreement and is not in default in the observance or performance of any of the terms and conditions hereof or, if the Borrower shall be in default, specifying all such defaults in reasonable detail.

             (vii) On or before December 31, 1995, consolidated and consolidating projections of income and cash flow of the Borrower for the fiscal year ending December 31, 1996.


             (viii) Upon reasonable prior notice, the Borrower will supply the Bank with such other financial information as the Bank may reasonably request (e.g., order backlog projections, inventory breakdown).

             (d) Documentation of Accounts. Upon request by the Bank, the Borrower will furnish the following items to the
       Bank: (a) copies of invoices to its customers, which shall specify the location at which the goods and/or services were furnished or performed; (b) evidence of shipment or delivery; and (c) such further schedules, documents and/or information relating to accounts as the Bank may require. The items to be provided under this Section are to be in form satisfactory to the Bank and are to be delivered to the Bank from time to time solely for the Bank's convenience in maintaining records of the Collateral. Borrower's failure to give any of such items to the Bank shall not affect, terminate, modify or otherwise limit the Bank's lien or security interest in the Collateral.

             (e) Verification of Accounts. At any time, and without prejudice to any of the Bank's rights and remedies under this Agreement, the Security Agreement or any other related documents or agreements, the Bank shall have the right to instruct the Borrower's accountants, at Borrower's expense, to verify the balances outstanding on any or all of the accounts. On the Bank's instructions, the accountants will send notices to the account debtors in the customary manner without revealing the Bank's security interest, and all verifications shall be transmitted by said accountants to the Bank, at the expense of the Borrower. If the Borrower changes its accounting firm, the Borrower shall notify the Bank by certified mail, prior to effecting such change, of the name and address of the new accounting firm. The Borrower shall not change its accounting firm unless the new accounting firm is approved by the Bank, which approval shall not be unreasonably withheld or delayed.

             (f)  Insurance.  Maintain, with responsible
       insurers, liability insurance in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business or in such amounts covering such risks as the Bank shall reasonably request. The Borrower will keep the Collateral insured for the Bank's benefit against hazards (including extended coverage, and vandalism, theft, fire and malicious mischief coverage) to the full insurable value of the Collateral. In addition, the Borrower shall maintain comprehensive general liability insurance, business interruption insurance, workers' compensation insurance and such other additional insurance as the Bank may reasonably request. The Borrower shall obtain and deliver to the Bank appropriate certificates of insurance describing such coverages and evidencing the Bank's designation as a loss payee. All policies shall contain an agreement by the insurer that the policy is not to be cancelled or materially changed for any reason without at least thirty (30) days prior written notice to the Bank, unless the effect of such change would extend or increase coverage under the policies. The Borrower appoints the Bank as its attorney for obtaining, adjusting and cancelling insurance and endorsing any settlement relating to insurance on the Borrower's property.
             (g) Compliance with Laws and Agreements. Comply with all applicable Laws, agreements, obligations, orders or decrees, non-compliance with which could materially and adversely affect its business or financial condition.

             (h)  Litigation.  Notify the Bank in writing
       immediately upon commencement of (i) any litigation or proceeding to which the Borrower is a party, if an adverse decision therein would require it to pay more than One Hundred Thousand and 00/100 ($100,000.00) Dollars or deliver assets, the value of which exceeds such sum (whether or not covered by insurance), and (ii) the institution of any other suit, proceeding or governmental investigation involving the Borrower that might have a material, adverse effect upon the operation, financial condition, property or business of Borrower.

             (i) Notice of Default. Notify the Bank in writing as soon as possible and, in any event, within five (5) business days after the occurrence of an Event of Default as defined in this Agreement or any event which, with the giving of notice or passage of time or both, could become an Event of Default, by providing the Bank with a statement of an officer of the Borrower setting forth the details of such event.

             (j) Indebtedness. Pay all of its Indebtedness promptly and in accordance with the terms of the governing instrument, document or agreement, except to the extent that a subordination of certain indebtedness is required by the terms of this Agreement or any related agreement.

             (k) Conduct of Business. Maintain the Borrower's corporate existence, rights, and franchises; continue to engage only in the types of business presently engaged in by it; collect its accounts and sell its inventory only in the ordinary course of business; maintain such records and books of account as are consistent with sound business practices; and notify the Bank thirty (30) days in advance of any change in location of any of its place or places of business or the establishment of any new, or the discontinuance of any existing place of business.

             (l) Pension Plan Compliance. Fund all employee benefit plans, if any, in accordance with no less than the minimum funding standards of Section 412 of the Internal Revenue Code and of Section 302 of ERISA, discharge all other duties imposed under ERISA, and promptly advise the Bank of the occurrence of any reportable event or prohibited transaction as such terms are defined in ERISA with respect to such plans. In addition, the Borrower shall inform the Bank of all proceedings, including but not limited to terminations, instituted in connection with such plans, whether instituted by the Borrower or by any other party. Borrower shall also inform the Bank promptly of the adoption of any tax qualified employee benefit plan.

             (m) Notification of Changes in Financial Condition and Affiliate Loans. Promptly notify the Bank of any event or condition which could have a material, adverse effect upon the financial condition or operations of the Borrower; and promptly notify the Bank of any officer, shareholder or affiliate loans by the Borrower and repayments in respect thereof.

             (n) Notice to Shareholders. Furnish to the Bank copies of all correspondence, notices, reports, communications or other documents sent by the Borrower to its shareholders within three (3) days after such documents are mailed or otherwise made available to shareholders.

             (o) Other Information. From time to time, furnish such additional information as the Bank shall request.

             (p)  Bank Accounts.  Maintain the Borrower's
       domestic principal bank account or accounts with the Bank.

             (q) Additional Documents. At the Borrower's expense, execute and deliver all additional documents, assurances and instruments, and take such further action, as the Bank may request to carry out the purpose and intent of this Agreement.

             (r)  Books and Records.  The Borrower shall:

             (i) Maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in
       Section 5.01(c) hereof, and

             (ii) by means of appropriate quarterly entries, reflect in its accounts and in all financial statements furnished pursuant to Section 5.01(c) proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of its properties and bad debts, all in accordance with generally accepted accounting principles, consistently applied, as above described.

             (s) Assets. The Borrower shall keep its assets in good repair, working order and condition (except obsolete property not yet disposed of) and, from time to time, make all appropriate and proper repairs thereto and improvements thereon.

             (t) Inspection by Bank. The Borrower shall allow any representative of the Bank to visit and inspect any of the properties or premises of the Borrower and to examine and audit the books of account and other records and files of the Borrower at such times and as often as the Bank may request. Any inspections, examinations and audits conducted hereunder are solely for the protection of the Bank and no action or inaction of the Bank shall constitute any representation by the Bank that the Borrower is in compliance with the terms of this Agreement, or that the Bank approves of Borrower's affairs, business, finances or accounts. The Borrower shall reimburse the Bank for the costs of any inspection, examination or audit.

        Section 5.02. Negative Covenants. The Borrower hereby covenants and agrees, from the date hereof until payment in full of the principal of, and interest, costs and expenses on, the Revolving Loan and the termination of this Agreement, unless the Bank shall otherwise consent in writing, which consent shall not be unreasonably withheld, that it shall not, directly or indirectly:

             (a) Indebtedness. Permit to exist, incur, create or assume any Indebtedness on account of borrowed money, except (i) Obligations to the Bank; and (ii) any existing Indebtedness described in the Financial Statements.

             (b) Sale of Assets, Dissolution, or Merger. Wind up, liquidate or dissolve its affairs, convey, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties or assets, whether now or hereafter acquired, or enter into any transaction of comparable effect or any merger or consolidation.

             (c) Guaranties. Guaranty, endorse or otherwise in any way become liable or responsible for the Indebtedness of any other person, whether directly or indirectly, except for (i) routine endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (ii) any guaranty or similar contractual arrangement for the benefit of the Bank, or
       (iii) any guaranty or similar contractual arrangement described in the Financial Statements.

             (d) Liens. Incur, create, assume or permit to exist any mortgage, lien, encumbrance, pledge or security interest upon or in respect of any of its assets, whether now owned or hereafter acquired, except (i) for purchase money security interests, (ii) for mortages, liens, encumbrances, pledges or security interests disclosed in the Financial Statements, and (iii) as contemplated and/or permitted herein.

             (e) Loans, Advances and Investments. Make or have outstanding any loan or advances to, or own or acquire any securities of, any person, including but not limited to any subsidiary, officer or affiliate of Borrower, except as otherwise disclosed in the Financial Statements.

             (f)  Regulation U Compliance.  Directly or
       indirectly apply any part of the proceeds of the Revolving
       Loan to the purchasing or carrying of any margin stock within the meaning of Regulation U of the Board of Governorns of the Federal Reserve System or any regulations, interpretations or rulings thereunder.

             (g) Affiliates. With respect to any affiliate or subsidiary, enter into any transaction with such affiliate or subsidiary other than an arm's-length transaction in the ordinary course of business upon terms substantially similar to and no less favorable than that which the Borrower would obtain in a similar transaction between the Borrower and a third party unrelated to the Borrower; or create, form and/or organize any new subsidiary or affiliated entity.

             (h)  Current Ratio.  Permit the ratio of (i)
       Borrower's consolidated current assets, to (ii) Borrower's consolidated current liabilities, to be less than 1.75 to
       1.00 as at the end of any fiscal year, as determined in accordance with generally accepted accounting principles.

             (i) Debt to Capital Funds. Permit the ratio of (i) Borrower's Indebtedness, as reflected in its consolidated balance sheet, less subordinated debt, to (ii) Capital Funds, to exceed 1.75 to 1.00, as determined in accordance with generally accepted accounting principles.

             (j) Maximum Capital Funds. Permit Borrower's consolidated Capital Funds to fall below $4,800,000.00 as at the close of its fiscal year ending December 31, 1995.

             (k) No Losses. Incur or suffer a loss, net of expenses, taxes and proper income charges (including cost of goods sold, marketing and general administrative expenses and all other payments made in and directly related to, and all charges properly accrued in respect of, such quarter under generally accepted accounting principles), for any two (2) consecutive fiscal quarters, either on a consolidated or nonconsolidated basis, as reflected in the financial statements submitted to the Bank pursuant to Section 5.01(c)(ii) herein. For purposes of this subsection, income or loss shall be calculated in a manner that excludes the following items from gross revenues: (i) gains in excess of losses resulting from the sale, exchange, conversion or other disposition of assets that are not current assets; (ii) gains resulting from the write-up or write-down of assets, other than normal quarter-end adjustments; (ii) gains resulting from the acquisition, at a discount, by the Borrower or any affiliate thereof, of any bonds, debentures, promissory notes or other evidences of indebtedness of the Borrower; and (iv) gains attributable to foreign currency translation or transactions.

             (l) Net Income. Permit net income of Borrower on a nonconsolidated basis to be less than $224,000.00 for the six-month period ended June 30, 1995, $303,000.00 for the nine-month period ending September 30, 1995, and $315,000.00 for the fiscal year ending December 31, 1995. For purposes of this subsection, net profits shall be calculated in the same manner as set forth in subsection 5.02(k) above.

             (m) Eligible Receivables. Permit the Obligations to at any time exceed the product of (i) Eligible
       Receivables, and (ii) .70.

             (n) Cash Dividends. Permit any cash dividends and/or similar payments by or on behalf of the Borrower to any of its shareholders.

        Section 5.03.  Survival.  All covenants and continuing
   agreements contained in this Article V shall survive as long as any amounts are due and owing under this Agreement and the Revolving Loan has not been terminated.

                           VI.  DEFAULT

        Section 6.01. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder (herein referred to individually as an "Event of Default", and collectively as "Events of Default"):

             (a) Failure to Pay. The Borrower shall fail to pay any installment of principal or interest when due hereunder, whether by maturity or otherwise, or pay any other amount when due to the Bank under this Agreement, the Security Agreement or any document, agreement or instrument delivered pursuant to this Agreement or otherwise.

             (b) Failure to Perform. The Borrower or any of the Guarantors shall fail to observe or perform any other term, covenant or provision to be observed or performed by them under this Agreement, the Security Agreement, the written guarantees of the Guarantors, or any other agreements, instruments or documents required hereunder or thereunder, and such failure shall continue for fifteen
       (15) business days after (i) receipt by the Borrower and/or Guarantor of notice of such failure from the Bank or (ii) the Bank is notified of such failure by the Borrower or any of the Guarantors or should have been so notified under the provisions of Section 5.01(i) hereof, whichever is earlier.

             (c) Default in Material Debt. The Borrower or any of the Guarantors shall fail to pay any material Indebtedness due to any third party and such failure shall continue beyond any applicable grace period in the governing document, or the Borrower or any of the Guarantors shall suffer to exist uncured any event of default under any other material agreement or instrument including, but not limited to, any guarantee to which any such person is a party or by which they are bound.

             (d)  Uninsured Loss.  There shall occur any
       material, uninsured damage or any loss or destruction to any property or assets securing the Obligations.

             (e) False or Misleading Financial Statement or Other Statement. The Financial Statements or any other statement, information, representation, warranty or certificate made or furnished by the Borrower and/or the Guarantors in connection with this Agreement or as an inducement to the Bank to enter into this Agreement, or any separate statement or document to be delivered hereunder to the Bank, heretofore or hereafter, shall prove to have been materially false or misleading when made.

             (f) Insolvency. The Borrower and/or any of the Guarantors shall become insolvent or admit its inability to pay its debts as they mature or shall make an assignment for the benefit of its creditors.

             (g) Bankruptcy. A proceeding in bankruptcy or for reorganization of the Borrower and/or any of the Guarantors for the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by the Borrower and/or any of the Guarantors or shall be commenced against the Borrower and/or any of the Guarantors; provided that if such an action is instituted against the Borrower and/or any of the Guarantors, it shall not be an Event of Default if such action is discharged within sixty (60) days.

             (h) Receiver or Trustee. A receiver or trustee shall be appointed for the Borrower and/or any of the Guarantors or for any substantial part of their respective assets, or any proceeding shall be instituted for the dissolution of the Borrower and/or any of the Guarantors or the full or partial liquidation of the assets of the Borrower and/or any of the Guarantors, and such receiver or trustee shall not be discharged within thirty (30) days of his appointment, or such proceeding shall not be discharged within thirty (30) days of its commencement; provided that the thirty (30) day period provided herein shall not apply to appointments or actions instituted by the Borrower and/or any of the Guarantors.

             (i) Judgment Creditor. A judgment creditor of the Borrower and/or any of the Guarantors shall obtain possession of any of its assets by any means including, without limitation, levy, restraint, or replevin.

             (j) Validity. The validity or enforceability of this Agreement, the Security Agreement, the written guarantees of the Guarantors, the security agreements issued by the Guarantors, or any other agreement or instrument contemplated hereunder or thereunder shall be contested by the Borrower and/or any of the Guarantors, or the Borrower and/or any of the Guarantors shall deny any further liability or obligation hereunder or thereunder or the Bank determines there is a commercially reasonable basis for such a contention and the Borrower and/or any of the Guarantors, as the case may be, fails or refuses to remedy such impairment.

             (k) Change in Business. The Borrower and/or any of the Guarantors shall suffer a material adverse change in its business, shall suspend or discontinue a significant part of its business or shall materially change the nature of its business.

             (l) Government Action. Any governmental agency or instrumentality seizes, appropriates, condemns or occupies all or a substantial part of the properties of Borrower, and/or any of the Guarantors, or interferes in any substantial manner with Borrower's and/or Guarantors' respective business.

             (m) Deemed Insecurity. The Bank shall at any time deem itself insecure for any reason.

        Section 6.02. Demand Facility. THE BORROWER AGREES AND ACKNOWLEDGES THAT THE REVOLVING LOAN IS A DEMAND LOAN, AND THAT PAYMENT THEREUNDER MAY BE DEMANDED BY THE BANK AT ANY TIME FOR ANY REASON. ACCORDINGLY, THE FOREGOING EVENTS OF DEFAULT ARE INCLUDED AS A REFERENCE FOR THE BORROWER, INTENDED SOLELY TO DELINEATE THE TYPES OF EVENTS THAT WILL RESULT IN DEMAND BY THE BANK FOR PAYMENT OF THE OBLIGATIONS.

        Section 6.03. Remedies. Upon the occurrence of an Event of Default, as defined in Section 6.01 hereof, and demand by the Bank for the immediate payment of the Obligations (or otherwise upon demand for immediate payment of the Obligations for any reason and at any time), the Bank may, without further notice, do any one or more of the following at its sole and unfettered discretion:

              (a) Refuse to make any further advances under the Revolving Loan;

              (b) Protect and enforce the Bank's rights by a suit in equity, by an action in law, or both, whether for specific performance of any covenant or agreement contained in this Agreement, the Security Agreement, or any other document, instrument or agreement;

              (c)  Set off, in such order as the Bank may
   determine in its sole and unfettered discretion, any and all of the unpaid principal of and interest on the Revolving Loan and any or all of the other Obligations of Borrower and/or the Guarantors to Bank, now existing or hereafter created, against any or all of the property of Borrower and/or any Guarantor in the Bank's possession at or after the Event of Default and/or demand, regardless of the capacity in which the Bank possesses such property, including without limitation, any balance or share in any demand, time, savings, passbook, trust, agency or escrow account, and including any property in transit to or from the Bank. The Bank shall have the right of set off against any such property of Borrower and/or any of the Guarantors, although the obligations and liabilities with respect to which such set off shall have occurred may be then contingent or unmatured; and

              (d) Have and exercise each and every right and remedy granted to the Bank under the terms of this Agreement, the Security Agreement, and any other document, instrument or agreement related thereto (and notwithstanding that default under such document or instrument containing such right or remedy shall not have occurred), together with every right or remedy now or hereafter available to the Bank at law or in equity, including, without limitation, rights and remedies granted to a secured party under the Connecticut Uniform Commercial Code.

        Section 6.04.  Remedies Not Exclusive.  No remedy
   conferred upon or reserved to the Bank hereunder or under the documents and instruments evidencing the Obligations shall be deemed to be exclusive of any other available remedy or remedies. Each such remedy shall be distinct, separate, and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Bank at any time, in any manner and in any order, and shall be in addition to and separate and distinct from any other remedy given to the Bank hereunder, or under the documents and instruments evidencing the Obligations, or now or hereafter existing in favor of the Bank, at law, in equity or by statute. The Bank shall also have the right to foreclose any mortgage or security interest or proceed under any guaranty or other agreement pertaining to the Obligations without also being required to foreclose any other mortgage or security interest or proceed against any other guaranty or agreement and without thereby waiving or prejudicing its right to foreclose any other such mortgage or security interest or proceeding under any other such guaranty or agreement or impairing any of its rights thereunder.

                   ARTICLE VII.  MISCELLANEOUS

        Section 7.01. Notice. All notices, demands and other communications required to be given pursuant to or contemplated by this Agreement shall be deemed effectively delivered or given when manually delivered or when indicated to have been delivered by a return receipt and mailed within the United States by registered or certified mail, first class mail, postage prepaid, addressed to the intended party at the address as set forth below (or at such other address as the party shall hereinafter specify to the other party in writing):

                   To the Bank:

                      People's Bank
                      350 Bedford Street
                      Stamford, Connecticut 06901

                      Attn:  Mr. Frank Cory
                      Assistant Vice President

                      With a copy to:

                      David A. Greenberg, Esq.
                      Trager and Trager, P.C.
                      1305 Post Road
                      P.O. Box 954
                      Fairfield, Connecticut  06430-0954

                   To the Borrower:

                      Cognitronics Corporation
                      3 Corporate Drive
                      Danbury, Connecticut  06810
                      Attn:  Garrett Sullivan
                      Treasurer and Chief Financial Officer

                      With a copy to:

                      Brian T. O'Connor, Esq.
                      Diserio, Martin, O'Connor & Castiglioni
                      One Atlantic Street
                      Stamford, Connecticut  06901

        Section 7.02. Construction and Interpretation. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complimentary to each other. Nothing herein contained shall prevent the Bank from enforcing any and all other notes, guaranties, pledges, mortgages and security agreements in accordance with their respective terms. In the event the terms of this Agreement conflict with the terms of any other agreement, document, or instrument executed and delivered in connection with the Revolving Loan, then the terms hereof shall take precedence in resolving such conflict.

        Section 7.03. Further Assurances. From time to time, the Borrower and/or any of the Guarantors will execute and deliver, or will cause to be executed and delivered, to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and to be informed of the Borrower's and/or any of the Guarantors status and affairs.

        Section 7.04. Enforcement by the Bank. The Bank shall have the right at all times to enforce the provisions of this Agreement and all other agreements, documents and instruments required hereunder in strict accordance with their terms, notwithstanding any conduct or custom on the part of the Bank in refraining from doing so at any time or times. The failure of the Bank at any time to enforce any rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and the exercise of any one right or remedy shall not be deemed to waive or release any other right or remedy.

        Section 7.05. Expenses of the Bank. The Borrower will pay all expenses, including reasonable fees and expenses of legal counsel of the Bank and such other experts and consultants as the Bank shall deem appropriate, incurred in connection with the preparation, administration, negotiation, amendment, modification, protection and enforcement of this Agreement and all other agreements and instruments required hereunder.

        Section 7.06. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or any agreement, instrument or other document contemplated hereby, or consent to any departure by the Borrower or any of the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or any of the Guarantors in any case shall entitle the Borrower or any of the Guarantors to any other or further notice or demand in similar or other circumstances.

        Section 7.07. Survival of Covenants. All covenants, agreements, representations and warranties made in this Agreement and in any certificates delivered pursuant to this Agreement shall survive the making of the Revolving Loan and shall continue in full force and effect as long as the Obligations are outstanding and unpaid.

        Section 7.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. THE BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS TO WHICH THIS AGREEMENT RELATE ARE COMMERCIAL TRANSACTIONS. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED AND IN EFFECT ON THE DATE HEREOF, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW OR PROCEDURAL RULE WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT OR REMEDY THAT THE BANK MAY ELECT TO USE OR OF WHICH IT MAY AVAIL ITSELF. THE BORROWER FURTHER WAIVES, TO THE GREATEST EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISAL, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS.

        Section 7.09. Severability. In case any one or more of the provisions contained in this Agreement, or any of the documents or agreements contemplated hereby, should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        Section 7.10. Assignment. The rights conferred upon the Bank by this Agreement shall be automatically extended to and vested in any assignee or transferee of the Bank upon the Borrower's receipt of notice of such assignment or transfer; provided, however, that no such assignment or transfer shall enlarge the obligations of the Borrower hereunder.

        Section 7.11.  Counterparts.  This Agreement may be
   executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

        Section 7.12.  Captions.  The articles and section
   captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any such article or section, nor in any way affect this Agreement.

        Section 7.13. Waiver of Jury Trial. THE BORROWER WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE REVOLVING LOAN PROVIDED FOR HEREIN, OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF SUCH REVOLVING LOAN OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE PARTIES HERETO. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS KNOWINGLY BEEN AGREED TO BY THE BORROWER.

        Section 7.14. Prior Agreements Superseded. Except as otherwise provided for herein, this Agreement, together with all agreements and documents concurrently executed, constitutes the entire understanding and agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and completely and fully supersedes all prior understandings or agreements, both written and oral, between the Bank and the Borrower relating to the subject matter hereof.

        Section 7.15. Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of Connecticut, including without limitation the superior courts for the judicial districts of Fairfield and Stamford/Norwalk, and Borrower agrees not to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                THE BANK:  PEOPLE'S BANK


                                By:   Frank Cory
                                Its:  Assistant Vice President



   ATTEST:                      THE BORROWER:
                                COGNITRONICS CORPORATION



   By:   Harold F. Mayer        By:   Garrett Sullivan
   Its:  Secretary              Its:  Treasurer